UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): October 29, 2018

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2018, Jack in the Box Inc. (the “Company”) and JANA Partners LLC (“JANA”) entered into a Cooperation Agreement (the “Cooperation Agreement”).

Pursuant to the Cooperation Agreement, the Company and JANA will cooperate in good faith to agree upon two individuals recommended by JANA (each a “New Independent Director”) to be added to the Board of Directors of the Company (the “Board”) as further described below. The Company and JANA will cooperate to identify the New Independent Directors as promptly as practicable and in any event prior to January 8, 2019. One such New Independent Director may be a partner, employee or affiliate or associate of JANA or its affiliates (a “JANA Director”). Each New Independent Director must qualify as an independent director under Rule 5605 of the Nasdaq Listing Rules and must be reasonably acceptable to the Nominating & Governance Committee of the Board and the full Board acting in good faith in accordance with their customary and generally applicable procedures for evaluating director candidates, and subject to the candidate providing certain required information. Subject to the conditions set forth in the Cooperation Agreement, as promptly as practicable after December 14, 2018 and in any event by January 8, 2019, the Company will take all necessary actions to increase the size of the Board from nine to 11 directors and appoint the New Independent Directors to fill the newly created vacancies. Subject to the conditions set forth in the Cooperation Agreement, the Company will include each of the New Independent Directors in its slate of nominees recommended by the Board for election at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) and will otherwise support them for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate. During the Standstill Period (as defined below), the Board will not increase the size of the Board to more than 11 directors.

Subject to the conditions set forth in the Cooperation Agreement, the Company must take the necessary steps to appoint one of the New Independent Directors to the Nominating & Governance Committee of the Board and one of the New Independent Directors to the Compensation Committee of the Board, in each case concurrently with such New Independent Director’s appointment to the Board.

JANA has agreed to customary standstill provisions in the Cooperation Agreement until the earlier of (1) the later of (A) the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2020 Annual Meeting of Stockholders and (B) in the event a JANA Director serves on the Board pursuant to the Cooperation Agreement, 15 days following the date of departure of any such JANA Director from the Board and (2) a material breach by the Company of its obligations under the Cooperation Agreement which (if capable of being cured) is not cured within 15 days after receipt by the Company of written notice thereof from JANA (the “Standstill Period”). In addition, if the Company and JANA fail to mutually agree on two New Independent Directors by January 8, 2019, the Standstill Period will terminate immediately upon notice to the Company from JANA, the 2019 Annual Meeting will not be held prior to March 25, 2019 and the record date for the 2019 Annual Meeting will be set not earlier than January 25, 2019.

JANA has also agreed that, during the Standstill Period, it will vote all of its shares in favor of the re-election of all directors nominated by the Board and in accordance with the recommendation of the Board on any other proposals or other business that comes before any meeting of stockholders, except with respect to (1) a proposal relating to an Extraordinary Transaction (as defined in the Cooperation Agreement), (2) implementation of takeover defenses, (3) amendments to the Company’s organizational documents that diminish stockholder rights or (4) new or amended compensation plans.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
10.1	Cooperation Agreement, dated as of October 29, 2018, between Jack in the Box Inc. and JANA Partners LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ Lance Tucker
Lance Tucker
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: October 29, 2018